Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-91552 of Shire, plc on Form S-8 of our report, dated June 10, 2010 appearing in this Annual Report on Form 11-K of Shire Pharmaceuticals Inc. 401(k) Savings Plan for the year ended December 31, 2009.

/S/ DELOITTE & TOUCHE LLP

Philadelphia, PA
June 10, 2010